                                                                 Exhibit 3.02(c)


================================================================================



                         AMENDED AND RESTATED BY-LAWS


                                      of


                          NECHES RIVER HOLDING CORP.



                           Adopted on July 30, 1999



================================================================================

                               TABLE OF CONTENTS

                                                                                       Page
ARTICLE I

     Meeting of Shareholders..........................................................    1
     SECTION 1.1. Place of Meetings...................................................    1
     SECTION 1.2. Meetings............................................................    1
     SECTION 1.3. Notice of Meetings..................................................    1
     SECTION 1.4. Quorum..............................................................    2
     SECTION 1.5. Voting..............................................................    2
     SECTION 1.6. Organization and Order of Business..................................    2
     SECTION 1.7. Inspectors..........................................................    3
     SECTION 1.8. Action Without Meeting..............................................    3

ARTICLE II

     Board of Directors...............................................................    3
     SECTION 2.1. Number, Election, Term and Qualifications...........................    3
     SECTION 2.2. Powers..............................................................    4
     SECTION 2.3. Resignations........................................................    4
     SECTION 2.4. Vacancies...........................................................    4
     SECTION 2.5. Actions by Directors................................................    4
     SECTION 2.6. Committees of the Board.............................................    4
     SECTION 2.7. Meetings of the Board of Directors..................................    5
     SECTION 2.8. Organization........................................................    6
     SECTION 2.9. Directors' Compensation.............................................    6

ARTICLE III

     Notices..........................................................................    6
     SECTION 3.1. Notice to Shareholders..............................................    6
     SECTION 3.2. Waivers of Notice...................................................    6

ARTICLE IV

     Officers.........................................................................    7
     SECTION 4.1. Officers............................................................    7
     SECTION 4.2. Other Officers and Agents...........................................    7
     SECTION 4.3. Compensation........................................................    7
     SECTION 4.4. Removal; Resignation................................................    7
     SECTION 4.5. Chairman............................................................    7
     SECTION 4.6. President...........................................................    7

                                                                                       Page
                                                                                       ----
     SECTION 4.7.  Vice President.....................................................    8
     SECTION 4.8.  Independent Officer................................................    8
     SECTION 4.9.  Secretary..........................................................    8
     SECTION 4.10. Assistant Secretary................................................    8
     SECTION 4.11. Treasurer and Assistant Treasurer..................................    9
     SECTION 4.12. Delegation of Duties...............................................    9
     SECTION 4.13. Limitations on Officers............................................    9

ARTICLE V

     Ownership; Certificates of Shares................................................   10
     SECTION 5.1.  Certificates.......................................................   10
     SECTION 5.2.  Lost Certificates..................................................   10
     SECTION 5.3.  Share Record; Issuance and Transferability of Shares...............   10
     SECTION 5.4.  Fixing Record Date.................................................   11
     SECTION 5.5.  Transfer Agent; Dividend Disbursing Agent and Registrar............   12

ARTICLE VI

     General Provisions...............................................................   12
     SECTION 6.1.  Dividends..........................................................   12
     SECTION 6.2.  Checks.............................................................   12
     SECTION 6.3.  Depositories.......................................................   12
     SECTION 6.4.  Books of Account and Records.......................................   12
     SECTION 6.5.  Information for Inspection.........................................   13
     SECTION 6.6.  Fiscal Year........................................................   13
     SECTION 6.7.  Share Ledger.......................................................   13
     SECTION 6.8.  Seal...............................................................   13

ARTICLE VII

     Indemnification..................................................................   13
     SECTION 7.1.  Indemnification of Directors and Officers..........................   13
     SECTION 7.2.  Nonexclusivity of Indemnification and Advancement of Expenses......   14
     SECTION 7.3.  Insurance..........................................................   14

ARTICLE VIII

     Amendments.......................................................................   14
     SECTION 8.1.  Board of Directors.................................................   14
     SECTION 8.2.  Shareholders.......................................................   14

                         AMENDED AND RESTATED BY-LAWS

                                      of

                          NECHES RIVER HOLDING CORP.


                            (adopted July 30, 1999)

Capitalized terms used herein and not defined herein shall have the following meanings:

     "Corporation" means Neches River Holding Corp.
      -----------

     "Shares" means the shares of common stock of the Corporation.
      ------

     "Shareholders" means, at any time, all holders of record of outstanding
      ------------
Shares at such time.


                                   ARTICLE I

                            Meeting of Shareholders
                            -----------------------

          SECTION 1.1.  Place of Meetings. Meetings of Shareholders shall be
                        -----------------
held at such place within the United States as shall be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

          SECTION 1.2.  Meetings. (a) Annual meetings of Shareholders shall be
                        --------
held at such place, date and hour as shall be fixed by the Board of Directors and stated in the notice of meeting, at which the directors shall be elected and any other proper business of the Corporation may be conducted. Any business of the Corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by law to be stated in the notice.

          (b) Special meetings of the Shareholders may be called at any time by the chief executive officer of the Corporation or by a majority of the directors and shall be called by an officer of the Corporation upon the written request of one or more Shareholders holding in the aggregate not less than 25% of the outstanding Shares entitled to vote at such meeting. If there shall be no directors, the officers of the Corporation shall promptly call a special meeting of the Shareholders entitled to vote for the election of successor directors. Notice of any special meeting shall state the purpose or purposes of the meeting.

          SECTION 1.3.  Notice of Meetings. Not less than 10 nor more than 60
                        ------------------
days before the date of every Shareholders' meeting, the secretary shall give to each Shareholder entitled to vote at such meeting, and to each Shareholder not entitled to vote who is entitled by law to notice, written notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

          In the case of a special meeting of Shareholders convened at the request of Shareholders, the notice herein provided for shall be given by the secretary, in the manner herein provided, within 10 days after receipt of such request of Shareholders. Any such special meeting shall be held not less than 20 nor more than 60 days after receipt of said request of Shareholders.

          SECTION 1.4.  Quorum. At any meeting of Shareholders, the presence in
                        ------
person or by proxy of Shareholders entitled to cast a majority of the votes authorized to be cast by Shares then outstanding and entitled to vote shall constitute a quorum; but this section shall not affect any requirement of law or under the Certificate of Incorporation for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present in person or by proxy at any meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which could have been transacted at the meeting as originally noticed.

          SECTION 1.5.  Voting. Except as otherwise required by the Certificate
                        ------
of Incorporation or by law, whenever any action is to be taken by the Shareholders at a meeting, it shall be authorized by the affirmative vote of the holders of Shares representing a majority of the total number of votes cast by Shares then outstanding and entitled to vote. At all elections of directors, voting by Shareholders shall be conducted under the noncumulative method and the election of directors shall be by a plurality of the votes cast by Shares then outstanding and entitled to vote.

          Unless any statute or the Certificate of Incorporation provide otherwise, each outstanding Share shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. A Shareholder may vote only the Shares owned by him as shown on the record of Shareholders of the Corporation as of the record date determined pursuant to these By-laws or pursuant to applicable law. All persons who were holders of record of Shares at such time, and no others, shall be entitled to vote at such meeting and any adjournment thereof. A Shareholder may vote the Shares owned of record by him either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact and filed with the secretary prior to the meeting. No proxy shall be valid after eleven months from the date of its execution. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

          SECTION 1.6.  Organization and Order of Business. At each meeting of
                        ----------------------------------
the Shareholders, the chairman of the Board of Directors, or in his absence or inability to act, the president, or in the absence or inability to act of the chairman of the Board of Directors and the president, a vice president, shall act as chairman of the meeting. The secretary, or in his absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Shareholders shall be as determined by the chairman of the meeting.

          SECTION 1.7.  Inspectors. The Board of Directors may, and shall if
                        ----------
required by law, in advance of any meeting of Shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any Shareholder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of Shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting or any Shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be Shareholders.

          SECTION 1.8.  Action Without Meeting. Except as otherwise provided by
                        ----------------------
statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth such action, is signed by Shareholders representing such proportion of the total number of votes authorized to be cast by Shares then outstanding and entitled to vote on such action as would be required to approve such action at a meeting at which all holders of Shares then outstanding and entitled to vote thereon were present and voting on such action, and any other Shareholders entitled to notice of a meeting of Shareholders but not to vote thereat have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of Shareholders' meetings.


                                  ARTICLE II

                              Board of Directors
                              ------------------

          SECTION 2.1.  Number, Election, Term and Qualifications. The Board of
                        -----------------------------------------
Directors of the Corporation shall consist of not less than one nor more than five directors and, subject to the terms and conditions of the Certificate of Incorporation, at least one such director shall at all time be an Independent Director (as such term is defined in the Certificate of Incorporation). The first Board of Directors shall consist of three directors appointed by the Sole Incorporator, subject to the terms and conditions contained in the Certificate of Incorporation. Thereafter, within the limits specified above and subject to the terms and conditions of the Certificate of Incorporation, the number of directors shall be determined by the Board of Directors. The directors, other than the first board of directors, shall be elected at the annual meeting of the Shareholders, except as provided in Section 2.4, and each director elected shall hold office until his successor is elected and qualified. Unless otherwise restricted by law or the

Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by a majority of Shareholders entitled to vote at an election of directors.

          SECTION 2.2.  Powers. The business and affairs of the Corporation
                        ------
shall be managed in accordance with the Certificate of Incorporation by the Board of Directors, which may exercise all of the powers of the Corporation except such as are by law or by the Certificate of Incorporation or by these By-laws conferred upon or reserved to the Shareholders.

          SECTION 2.3.  Resignations. Any director or member of a committee may
                        ------------
resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of the receipt by the chairman of the Board of Directors, the president or the secretary. The acceptance of a resignation shall not be necessary to make it effective.

          SECTION 2.4.  Vacancies. Vacancies (including vacancies created by
                        ---------
increases in number) may be filled only by a majority of the remaining directors, or if only one director shall remain, by the remaining director (although less than a quorum). If at any time there shall be no directors in office, successor directors shall be elected by the Shareholders in accordance with Article I. A director elected by the Board of Directors to fill a vacancy shall be elected to hold office until the next annual meeting of Shareholders or until his successor is elected and qualified.

          SECTION 2.5.  Actions by Directors. Subject to the provisions of the
                        --------------------
Certificate of Incorporation, the directors may act with or without a meeting in accordance with the following. Unless specifically provided otherwise in these By-laws, any action of the directors may be taken (i) at a meeting, by vote of a majority of the directors or (ii) without a meeting, by unanimous written consent of the directors, whose written consents shall be filed with the records of meetings of the directors. Any action or actions permitted to be taken by the directors in connection with the business of the Corporation may be taken pursuant to authority granted by a meeting of the directors conducted by a telephone conference call, and the transaction of business represented thereby shall be of the same authority and validity as if transacted at a meeting of the directors held in person or by written consent. The minutes of any Board of Directors' meeting held by telephone shall be prepared in the same manner as a meeting of the Board of Directors held in person.

          SECTION 2.6.  Committees of the Board. The Board of Directors may
                        -----------------------
appoint from among its members an executive committee, an audit committee and other committees composed of three or more directors, one of which must be the Independent Director. The Board of Directors may delegate to any committees any of the powers of the Board of Directors.

          Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. Not less than three, of the members of any committee shall be present in person or by telephone at any meeting of such committee in order to constitute a quorum for the transaction of business at such meeting, and the act of a majority present shall be the act of such committee. The Board of Directors may designate a chairman of any committee and such chairman or any three members of any committee may fix the time and place of its meetings unless the Board of Directors shall otherwise provide. In the absence or disqualification of any member of any such committee, the members thereof present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified members.

          The committees shall keep minutes of their proceedings and shall report the same to the Board of Directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the Board of Directors, provided that no rights of third persons shall be affected by any such revision or alteration.

          The Board of Directors shall have the power at any time to change the membership of any committee, to fill all vacancies, to designate alternate members to replace any absent or disqualified member or to dissolve any such committee.

          SECTION 2.7.  Meetings of the Board of Directors. Meetings of the
                        ----------------------------------
Board of Directors, regular or special, may be held at any place as the Board of Directors may from time to time determine or as shall be specified in the notice of such meeting.

          As soon as practicable after each annual meeting of Shareholders, a regular meeting of the directors shall be held for the purpose of organizing, electing officers and transacting other business. The meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors as provided in
Article III, except that no notice shall be necessary if such meeting is held immediately after the adjournment, and at the site, of the annual meeting of Shareholders.

          Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

          Special meetings of the Board of Directors may be called at any time by three or more directors or by the chairman of the Board of Directors or the president. Special meetings may be held at such place or places as may be designated from time to time by the Board of Directors; in the absence of such designation, such meetings shall be held at such places as may be designated in the notice of meeting.

          Notice of the place and time of every special meeting of the Board of Directors shall be delivered by the secretary to each director by (a) United States mail, postage prepaid, (b) express mail or overnight delivery or courier service, (c) telecopy or other facsimile transmission, (d) personal delivery or
(e) telephone, to the address, telecopy or telephone number of such director appearing on the books of the Corporation or theretofore given by such director to the Corporation for the purpose of notice. Such notice shall be deemed given
(i) if given by telecopier, when transmitted to the number specified for such purpose and the appropriate answerback or confirmation is received (or, if such time is not during a Business Day, at the beginning of the next Business Day), (ii) if given by mail, when deposited in the United States mail, postage prepaid, directed to such Shareholder at his address as it appears on the record of the Corporation or (iii) if given by any other means, when delivered to such director.

          SECTION 2.8.  Organization. The chairman of the Board of Directors
                        ------------
shall be selected by a majority of the directors and shall preside at each meeting of the Board of Directors. In the absence or inability of the chairman to preside at a meeting, the president, or, in his absence or inability to act, another director chosen by a majority of the directors present, shall act as chairman of the meeting and preside thereat. The secretary (or, in his absence or inability to act any person appointed by the chairman of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

          SECTION 2.9.  Directors' Compensation. Directors may receive
                        -----------------------
compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may be fixed from time to time by the Board of Directors.


                                  ARTICLE III

                                    Notices
                                    -------

          SECTION 3.1.  Notice to Shareholders. Any notice of any meeting or
                        ----------------------
other notice, communication or report to any Shareholder shall be delivered to such Shareholder by (a) United States mail, postage prepaid, (b) express mail or overnight delivery or courier service, (c) telecopy or other facsimile transmission or (d) personal delivery to the address or telecopy number of such Shareholder appearing on the books of the Corporation or theretofore given by such Shareholder to the Corporation for the purpose of notice. Such notice shall be deemed given (i) if given by telecopier, when transmitted to the number specified for such purpose and the appropriate answerback or confirmation is received (or, if such time is not during a Business Day, at the beginning of the next Business Day), (ii) if given by mail, when deposited in the United States mail, postage prepaid, directed to such Shareholder at his address as it appears on the records of the Corporation or (iii) if given by any other means, when delivered to such Shareholder.

          SECTION 3.2.  Waivers of Notice. Whenever any notice of the time,
                        -----------------
place or purpose of any meeting of Shareholders, directors or committee is required to be given under law or under the provisions of the Certificate of Incorporation or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding hereof, or actual attendance at the meeting of Shareholders in person or by proxy, or at the meeting of directors or a committee in person, shall be deemed equivalent to the giving of such notice to such persons. When a meeting of Shareholders is adjourned to another time and place, unless the Board of Directors after the adjournment shall fix a new record date for an adjourned meeting or the adjournment is for more than thirty days, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.


                                  ARTICLE IV

                                   Officers
                                   --------

          SECTION 4.1.  Officers. The officers of the Corporation shall be
                        --------
chosen by the Board of Directors in accordance with the Certificate of Incorporation and shall be a president, a secretary and a treasurer. The Board of Directors may also choose a chairman (or one or more co-chairmen) of the Board of Directors, and one or more vice presidents, assistant secretaries or assistant treasurers. Two or more offices, except those of chairman and/or president and secretary, or chairman and/or president and assistant secretary, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the Certificate of Incorporation or these By-laws to be executed, acknowledged or verified by two or more officers.

          SECTION 4.2.  Other Officers and Agents. The Board of Directors may
                        -------------------------
appoint such other officers and agents as it shall deem necessary, who shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

          SECTION 4.3.  Compensation.  The compensation of the officers of the
                        ------------
Corporation shall be fixed by the Board of Directors.

          SECTION 4.4.  Removal; Resignation. The officers of the Corporation
                        --------------------
shall serve until their successors are chosen and qualify. Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby. Any officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified herein, and if such time is not specified, at the time of its receipt by the chairman, the president or the secretary. The acceptance of a resignation shall not be necessary to make it effective. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

          SECTION 4.5.  Chairman. The chairman shall, if present, preside at all
                        --------
meetings of the Board of Directors and Shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-laws and as may be set forth herein.

          SECTION 4.6.  President. The president shall be the chief executive
                        ---------
officer of the Corporation. The president shall have general and active control of the business, finances and affairs of the Corporation, subject to the control of the Board of Directors. Except as may otherwise be provided by the Board of Directors from time to time, the president shall have the general power to execute bonds, deeds, contracts, conveyances and other instruments in the name of the Corporation, to appoint all employees and agents of the Corporation whose appointment is not otherwise provided for and to fix the compensation thereof subject to the provisions of these By-laws and subject to the approval of the Board of Directors; to remove or suspend any employee or agent who shall not have been appointed by the Board of Directors; to suspend for cause, pending final action by the body which shall have appointed him, any officer other than an elected officer, or any employee or agent who shall have been appointed by the Board of Directors; to delegate to a responsible agent any of the foregoing; and to take any other such action as the President deems necessary, subject to the oversight of the Board of Directors.

          SECTION 4.7.  Vice President. The vice president, or if there shall be
                        --------------
more than one, the vice presidents in the order determined by the Board of Directors, shall, in the absence or disability of the president, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          SECTION 4.8.  Independent Officer. The duties of the senior officer of
                        -------------------
the Corporation appointed as the "Independent Officer" in accordance with the second sentence of paragraph (c) of Article 6 of the Certificate of Incorporation shall include (i) reviewing the monthly financial results and operating activities of the Corporation and Port Arthur Coker Company L.P. (the "Partnership") based upon monthly reports delivered to such senior officer by the Corporation and consulting with the Board of Directors in the event that such review reveals a material adverse deviation of such financial results or operations from budgeted results or the then-current operating plan approved by the Board of Directors and (ii) consulting with the Board of Directors regarding any activity or transaction that comes to such Independent Officer's attention and bears upon the maintenance of the separate legal identity of the Corporation in accordance with its Certificate of Incorporation and the maintenance of the separate legal identity of the Partnership in accordance with the Limited Partnership Agreement thereof. Except as provided in the preceding sentence or as determined by the Corporation with the assent of the Independent Officer, such Independent Officer shall have no other duties or obligations to the Corporation or the Partnership in his capacity as such Independent Officer.

          SECTION 4.9.  Secretary. The secretary shall attend all meetings of
                        ---------
the Board of Directors and all meetings of the Shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and perform like duties for the standing committees when required. The secretary shall give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision the secretary shall be. The secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by the secretary's signature or by the signature of an assistant secretary.

          SECTION 4.10. Assistant Secretary. The assistant secretary, or if
                        -------------------
there be more than one, the assistant secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          SECTION 4.11. Treasurer and Assistant Treasurer. The treasurer shall
                        ---------------------------------
have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

          The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation.

          If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory, to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

          The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

          SECTION 4.12. Delegation of Duties. In the case of the absence of any
                        --------------------
officer of the Corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may confer for the time being the powers or duties, or any of them, of such officer upon any director.

          SECTION 4.13. Limitations on Officers. Notwithstanding anything to the
                        -----------------------
contrary in the By-laws, no officer of the Corporation is authorized to give any consent of, or approval by, the Corporation until such consent or approval has been approved by a majority of the directors and, if required, by the Shareholders, in accordance with the Certificate of Incorporation.

                                   ARTICLE V

                       Ownership; Certificates of Shares
                       ---------------------------------

          SECTION 5.1.  Certificates. Each Shareholder shall be entitled to,
                        ------------
upon request to the secretary, a certificate or certificates which shall represent and certify the number and kind and class of Shares owned by him in the Corporation. In all other cases certificates will not be issued. Each certificate shall be signed by the chairman of the Board of Directors or the president or a vice president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the seal specified in Section 6.9 (the "Seal").

          The signatures may be either manual or facsimile signatures and the Seal may be either facsimile or any other form of Seal. In the case any officer who has signed any certificate ceases to be an officer of the Corporation before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each Share certificate shall include on its face the name of the Corporation, the name of the Shareholder and the class of Shares and number of Shares represented by the certificate.

          SECTION 5.2.  Lost Certificates. The Board of Directors may direct a
                        -----------------
new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give a bond, with sufficient surety, to the Corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

          SECTION 5.3.  Share Record; Issuance and Transferability of Shares.
                        ----------------------------------------------------
(a) Records shall be kept by or on behalf of and under the direction of the directors or the officers of the Corporation, which shall contain the names and addresses of the Shareholders, the number of Shares held by them respectively, the numbers of certificates representing the Shares and the amount of any installment or remaining commitment payable thereon, if any, and in which there shall be recorded all transfers of Shares. Certificates shall be issued, listed and transferred in accordance with these By-laws. The Corporation, the directors and the officers, employees and agents of the Corporation shall be entitled to deem the Persons in whose names certificates are registered on the records of the Corporation to be the absolute owners of the Shares represented thereby for all purposes of the Corporation; but nothing herein shall be deemed to preclude the directors or officers, employees or agents of the Corporation from inquiring as to the actual ownership of Shares. Until a transfer is duly effected on the records of the Corporation, the directors shall not be affected by any notice of such transfer, either actual or constructive.
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                                                                              11

          (b) Shares shall be transferable on the records of the Corporation only by the record holder thereof or by his agent thereunto duly authorized in writing upon delivery to the directors or a transfer agent of the certificate or certificates therefor, properly endorsed or accompanied by duly executed instruments of transfer and accompanied by all necessary documentary stamps together with such evidence of the genuineness each such endorsement, execution or authorization and of other matters as may reasonably be required by the Board of Directors or such transfer agent. Upon such delivery, the transfer shall be recorded in the records of the Corporation and a new certificate for the Shares so transferred shall be issued to the transferee and, in case of a transfer of only a part of the Shares represented by any certificate, a new certificate for the balance shall be issued to the transferor. Until a transfer is duly effected on the records of the Corporation, the directors shall not be affected by any notice of such transfer, either actual or constructive. Any Person becoming entitled to any Shares in consequence of the death of a Shareholder or otherwise by operation of law shall be recorded as the holder of such Shares and shall receive a new certificate therefor but only upon delivery to the Board of Directors or a transfer agent of instruments and other evidence required by the Board of Directors or the transfer agent to demonstrate such entitlement, the existing certificate for such Shares and such releases from applicable governmental authorities as may be required by the Board of Directors or transfer agent. Nothing in these By-laws shall impose upon the Board of Directors or a transfer agent a duty or limit their rights to inquire into adverse claims.

          SECTION 5.4.  Fixing Record Date. In order that the Corporation may
                        ------------------
determine the Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date: (a) in the case of determination of Shareholders entitled to vote at any meeting of Shareholders or adjournment thereof, shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting; (b) in the case of determination of Shareholders entitled to express consent to corporate action in writing without a meeting, shall not be more than 10 days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (c) in the case of any other action, shall not be more than 60 days prior to such other action. If no record date is fixed: (i) the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (ii) the record date for determining Shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of
Directors adopts the resolution taking such prior action; and (iii) the record date for determining Shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating
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                                                                              12

thereto. A determination of Shareholders of record entitled to notice of or to vote at a meeting of Shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the
--------  -------
adjourned meeting.

          SECTION 5.5.  Transfer Agent; Dividend Disbursing Agent and Registrar.
                        --------------------------------------------------------
The Board of Directors shall have power to employ one or more transfer agents, dividend disbursing agents and registrars and to authorize them on behalf of the Corporation to keep records, to hold and to disburse any dividends or distributions, and to have and perform, in respect of all original issues and transfers of Shares, dividends and distributions and reports and communications to Shareholders, the powers and duties usually had and performed by transfer agents, dividend disbursing agents and registrars of a Delaware corporation.


                                  ARTICLE VI

                              General Provisions
                              ------------------

          SECTION 6.1.  Dividends. Dividends, if any, upon the capital stock of
                        ---------
the Corporation, subject to the provisions of the Corporation's Certificate of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of law and of the Corporation's Certificate of Incorporation.

          Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

          SECTION 6.2.  Checks. All checks, drafts and orders for the payment of
                        ------
money, notes and other evidences of indebtedness, issued in the name of the Corporation shall be signed by the president or the treasurer or by such officer or officers as the Board of Directors may from time to time designate.

          SECTION 6.3.  Depositories. The funds of the Corporation shall be
                        ------------
deposited with such banks or other depositories as the Board of Directors of the Corporation may from time to time determine.

          SECTION 6.4.  Books of Account and Records. The Corporation shall
                        ----------------------------
maintain a correct and complete books and records of account of all the business and transactions of the Corporation. Upon request of any Shareholder, there shall be made available in accordance with the provisions of Delaware law, a record containing the number of Shares of stock issued during a special period not to exceed 12 months and the consideration received by the Corporation for each such Share.
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                                                                              13

          SECTION 6.5. Information for Inspection. Any Shareholder of the
                       --------------------------
Corporation or his agent may inspect and copy during usual business hours the By-laws, minutes of the proceedings of its Shareholders' meetings, annual statements of its affairs and voting trust agreements on file at its principal office.

          SECTION 6.6.  Fiscal Year. The fiscal year of the Corporation shall be
                        -----------
the calendar year.

          SECTION 6.7.  Share Ledger. The Corporation shall maintain an original
                        ------------
Share ledger containing the names and addresses of all Shareholders, the number of Shares held by each Shareholder, the number of certificates representing such Shares and the amount of any installment or remaining commitment payable thereon, if any. Such Share ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection.

          SECTION 6.8.  Seal. The Corporation shall have a seal containing the
                        ----
words: "Neches River Holding Corp." and "Incorporated in the State of Delaware 1999".


                                  ARTICLE VII

                                Indemnification
                                ---------------

          SECTION 7.1.  Indemnification of Directors and Officers. Any person
                        -----------------------------------------
made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee trust or other enterprise, or is or was a director, officer, employee or agent of any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified, to the fullest extent permitted by law, by the Corporation against expenses (including attorney's fees and expenses), judgments, fines and amounts paid in any settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Expenses incurred by any such person in defending any such action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding (i) if authorized by a majority of the directors of the Corporation in office who are not interested in such action, suit or

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                                                                              14

proceeding or (ii) in the case of an officer or director, upon receipt of the undertaking specified in Section 145(e) of the General Corporation Law of the State of Delaware.

          SECTION 7.2.  Nonexclusivity of Indemnification and Advancement of
                        ----------------------------------------------------
Expenses. The indemnification and advancement of expenses provided by or granted
--------
pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of Shareholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent of the type referred to in Section 7.1 and shall inure to the benefit of the heirs, executors and administrators of such person.

          SECTION 7.3.  Insurance. The officers of the Corporation, without
                        ---------
authorization by the Board of Directors, may in their discretion purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the type referred to in Section 7.1 against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation shall have the power to indemnify him against such liability.


                                 ARTICLE VIII

                                  Amendments
                                  ----------

          SECTION 8.1.  Board of Directors. The Board of Directors shall have
                        ------------------
the power, in accordance with the Certificate of Incorporation, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter, modify or repeal any By-laws of the Corporation and to make new By-laws.

          SECTION 8.2.  Shareholders. The Shareholders shall not have the power
                        ------------
to alter, modify or repeal any By-laws of the Corporation.